UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 10, 2006

Paladin Realty Income Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-113863	20-0378980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Blvd., Suite 1400 Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 996-8704

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 10, 2006, an affiliate of Paladin Realty Income Properties, Inc. (the “Company”) entered into a Membership Interest Purchase and Sale Agreement (the “Purchase Agreement”) with Bradley B. Chambers, a resident of the state of Indiana and Buckingham Investment Corporation, an Indiana corporation (collectively the “Sellers”) for the purchase of a 70% membership interest (the “Property Interest”) in Springhurst Housing Partners, LLC (“Springhurst”), a single-purpose limited liability company that owns Champion Farms Apartments at 3700 Springhurst Boulevard in Louisville, Kentucky (“Champion Farms”). The Company affiliate is PRIP 3700, LLC, a single purpose limited liability company formed for the purpose of this acquisition.

The Sellers will continue to own the remaining 30% interest in Springhurst. The Sellers are unaffiliated with the Company and its affiliates.

The contract purchase price for the Property Interest is $4,725,000 exclusive of transaction costs and financing fees.

It is currently anticipated that simultaneously with the closing, Springhurst will put in place a new, interest-only, fixed-rate loan in an amount of $16,350,000 on the property.

Champion Farms is a 264 unit multifamily rental community built in 2000. The apartment complex has an aggregate of 248,442 square feet of rentable area and was approximately 95.8% occupied as of April 20, 2006. The Company believes that the property is suitable and adequate for its intended purpose and is adequately covered by insurance.

It is currently anticipated that the limited liability company operating agreement for Springhurst will be amended prior to or simultaneously with the closing. The operating agreement will provide that PRIP 3700 will be obligated to purchase additional membership interests in Springhurst at a fixed price of $67,500 per 1% additional interest under certain circumstances.

The Company’s board of directors has approved the acquisition of the Property Interest and the entry by the Company into a note with Paladin Realty Partners, LLC, the Company’s sponsor in connection with the acquisition (the “Champion Farms note”) on substantially similar terms to a loan between Paladin Realty Partners, LLC and an unaffiliated financial institution. The Company intends to finance the acquisition using proceeds from its offering and the Champion Farms note.

Management anticipates that the acquisition of the Property Interest will be consummated on or about May 31, 2006. Although management believes that the acquisition of the Property Interest is probable, the closing of such acquisition is subject to a number of conditions and there can be no guarantee that the acquisition of the Property Interest will be consummated.

A copy of the Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Membership Interest Purchase and Sale Agreement by and among PRIP 3700, LLC, Bradley B. Chambers, Buckingham Investment Corporation and Springhurst Housing Partners, LLC dated as of May 10, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Date: May 12, 2006	By:	/s/ John A. Gerson
John A. Gerson
Chief Financial Officer

EXHIBIT INDEX

10.1	Membership Interest Purchase and Sale Agreement by and among PRIP 3700, LLC, Bradley B. Chambers, Buckingham Investment Corporation and Springhurst Housing Partners, LLC dated as of May 10, 2006.